Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm in Registration Statements (Form S-8 Nos. 333-64299, 333-09667, 333-09669, 333-09671, 333-09673, 333-26179, 333-63575 and 333-61244) and to the incorporation by reference therein of our report dated March 31, 2003, with respect to the financial statements and schedule of Hawaiian Holdings, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Honolulu, Hawaii
April 11, 2003